Exhibit 24.6



     RESOLVED that if (in the opinion of counsel to the Corporation) required by applicable law, or otherwise determined to be appropriate by any of such officers, the officers of the Corporation be, and each of them hereby is, authorized to execute and file with the Securities and Exchange Commission (the "Commission"), on behalf of the Corporation, one or more Registration Statements and any amendments including post-effective amendments to any such Registration Statement with respect to any Securities under the Securities Act of 1933, as amended, with such changes therein, additions thereto and deletions therefrom as the officers, or any of them, shall approve, such approval to be conclusively evidenced by the execution thereof, or to take such other action, as such officers or counsel of the Corporation deem appropriate in connection with the offering or sale of any Securities, including without limitation the qualification of any Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that the maximum aggregate value of Securities authorized to be registered pursuant to these resolutions shall be $200,000,000;

     FURTHER RESOLVED that Timothy J. Fretthold, Todd Walker, Robert A. Profusek, James E. O'Bannon, and Wendy Dann Adato be, and each of them hereby is, appointed as attorney-in-fact for the Corporation and the Trust, with full power of substitution and resubstitution, for the purpose of executing and filing any such Registration Statement and amendments thereto, and any such post-effective amendments, and the officers of the Corporation and the Trustees be, and each of them hereby is, authorized, on behalf of the Corporation and the Trust, to execute such documents as such officers deem to be appropriate to evidence such appointment;


W3140.tw

                     CERTIFICATE OF SECRETARY

                      DIAMOND SHAMROCK, INC.


     I, Harold D. Mallory, Secretary of Diamond Shamrock, Inc., a Delaware corporation (the "Company"), by execution of this Certificate do hereby certify that the attached Resolutions are true and correct copies of the Resolutions approved at a Board of Directors meeting held on February 6, 1996.

     IN WITNESS WHEREOF, I have hereunto signed my name this 16th day of May, 1996.


                                  /s/ HAROLD D. MALLORY
                                   Harold D. Mallory, Secretary




STATE OF TEXAS      )(
COUNTY OF BEXAR     )(

     This instrument was acknowledged before me on this the ______ day of May, 1996, by Harold D. Mallory, Secretary of
Diamond Shamrock, Inc., on behalf of said corporation.


                         /s/ ESTHER SALINAS
                         Notary Public, State of Texas